Exhibit 10.1

CERTAIN INFORMATION INDICATED BY [***] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2.

HARMONIX ROCK BAND 4

MANUFACTURING, PUBLISHING AND DISTRIBUTION AGREEMENT

by and among

HARMONIX MUSIC SYSTEMS, INC.

on the one hand

and

MAD CATZ INTERACTIVE, INC.

and

MAD CATZ, INC.

on the other hand

effective as of

March 4, 2015

HARMONIX ROCK BAND 4

MANUFACTURING, PUBLISHING AND DISTRIBUTION AGREEMENT

This HARMONIX ROCK BAND 4 MANUFACTURING, PUBLISHING AND DISTRIBUTION AGREEMENT AND SOFTWARE PUBLISHING AND DISTRIBUTION AGREEMENT (this “Agreement”) is entered into on October 14, 2015, and is effective as of March 4, 2015 (the “Effective Date”), by and between HARMONIX MUSIC SYSTEMS, INC., a Delaware corporation, with offices at 40 Broad Street, 7th Floor, Boston, MA 02109 (“Harmonix”) on the one hand, and MAD CATZ INTERACTIVE, INC., an Ontario corporation, and MAD CATZ, INC., both with offices at 10680 Treena Street, Suite 500, San Diego, California 92131 (collectively, “Company”) on the other hand (Harmonix and Company each referred to as a “Party” and collectively referred to as the “Parties”). From and after the Effective Date, this Agreement hereby supersedes and replaces in its entirety that certain Binding Term Sheet for the Co-Publishing of Rock Band, dated March 4, 2015 and any amendments thereto (the “Binding Term Sheet”) and Agreement for the Reimbursement of Tooling Costs, Modifications and Maintenance, dated December 19, 2014 by and between HARMONIX MUSIC SYSTEMS, INC., on the one hand, and MAD CATZ INTERACTIVE, INC., an Ontario corporation, and MAD CATZ, INC. on the other hand.

WHEREAS, Harmonix and Company desire to cooperate in the development, publishing and distribution of Rock Band 4, with each Party handling their respective roles and responsibilities as set forth in this Agreement;

WHEREAS, Harmonix will be primarily responsible for game development, marketing and music licensing, as more fully described herein;

WHEREAS, the Company will be primarily responsible for hardware development and manufacturing, physical software manufacturing, distribution and retail marketing costs, as more fully described herein;

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.         Definitions.

1.1        “Acceptable Form” means that a Licensed Software version (i) is free of significant program errors that affect game play and the end user’s experience of the game, (ii) has been approved for distribution to end users by the applicable First Party, i.e., Sony or Microsoft Corporation.

1.2        “Additional Hardware” means solely the Company Proposed Additional Hardware and the Harmonix Proposed Additional Hardware that become subject to this Agreement by amendment as provided by Section 2.7.1

1.3        “Additional Hardware Acceptance Materials” has the meaning set forth in Section 2.7.1.1.

1.4        “Additional Hardware Offer” has the meaning set forth in Section 2.7.1.1.

1.5        “Affiliate” means and refers to all entities that directly or indirectly, through one or more intermediaries, Control or are Controlled by or are under common Control with a Party.

1.6        “Approved Consoles” means the Microsoft Xbox One and Sony PlayStation 4 video game consoles.

1.7        “Band in the Box Bundle” means the Licensed Software, the Guitar, the Drum Kit and the Microphone in one box.

1.7        “[***]” means [***].

1.8        “Bundle” means a Band in the Box Bundle, a Guitar Bundle, a Dongle Bundle, or such other bundle of Licensed Products as may be mutually agreed in writing by the Parties from time to time.

1.9        “Change of Control of Company” means the occurrence of any of the following: (a) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Company and its subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) (other than an Affiliate of Company as of the Effective Date), (b) the adoption of a plan relating to the liquidation or dissolution of Company, (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (other than an Affiliate of Company as of the Effective Date) becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of Company, measured by voting power rather than number of shares or (d) except for a consolidation or merger solely (i) to

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

change corporate domicile or (ii) for internal tax purposes, Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Company.

1.10      “Company COGS” means with respect to any unit of the Licensed Products, the actual and verifiable costs and expenses incurred by Company solely for manufacturing (i.e. factory PO/bill of materials, tooling, consigned parts, testing/third party testing costs) and packaging, including printing of packaging materials for such Licensed Product.

1.11      “Company Designs” has the meaning set forth in Section 3.1.

1.12      “Company Intellectual Property” has the meaning set forth in Section 5.2.

1.13      “Company Marks” has the meaning set forth in Section 2.3.2.

1.14      “Company Proposed Additional Hardware” means any video game peripheral, controller or similar device to be used with the Licensed Software, other than the Licensed Hardware, for which Company desires to obtain from Harmonix a license for manufacture and distribution pursuant to the terms and conditions of this Agreement.

1.15      “Company Proposed Additional Hardware Materials” has the meaning set forth in Section 2.7.1.2.

1.16      “Confidential Information” has the meaning set forth in Section 7.1.

1.17      “Control” (including, with correlative meaning, the terms “Controlled by” and “under common Control with”), as used with respect to any entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity.

1.18      “Cymbals” means an electronic cymbal percussion device, that is not a musical instrument, that appears similar to traditional cymbals and is compatible for use with the Licensed Software and the Drum Kit.

1.19      “Development Deliverables” has the meaning set forth in Section 3.2.

1.20      “Dongle” means an adapter or “dongle” that allows connectivity of the Licensed Software with legacy video game controller/peripherals created for use with legacy versions of the Licensed Software (e.g. Rock Band 3).

1.21      “Dongle Bundle” means the Licensed Software and a Dongle in one box or other packaging.

1.22      “Drum Kit” means an electronic drum percussion device, that is not a musical instrument, that includes (i) four drum pads which respond to contact on a stand, (ii) a pair of drum sticks and (iii) one foot pedal, that operates as a video game controller/peripheral that is compatible for use with the Licensed Software.

1.23      “Drum Tools” means all tooling necessary, or used by Company, to manufacture the Drum Kit.

1.24      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.25      “Fender” means the Fender Musical Instrument Company.

1.26      “Financial Reserve” has the meaning set forth in Section 6.1.1.

1.27      “First Party” or “First Parties” means, individually, any licensor or manufacturer of the Approved Consoles, and collectively, the licensors and manufacturers of the Approved Consoles.

1.28      “Gold Master” means a master copy of the Licensed Software in Acceptable Form from which multiple copies of the Licensed Software may be replicated.

1.29      “Guitar” means a video game controller/peripheral, that is not a musical instrument, in the shape of an electric guitar that (a) shall be bundled with a guitar strap, (b) operates as a video game controller/peripheral that is compatible for use with the Licensed Software and (c) is based upon the “Stratocaster” designs licensed by Harmonix from Fender.

1.30      “Guitar Bundle” means the Guitar and the Licensed Software in one box.

1.31      “Guitar Stand” means a physical stand suitable for holding a Guitar in an upright position.

1.32      “Guitar Tools” means all tooling necessary, or used by Company, to manufacture the Guitar.

1.33      “Harmonix Designs” means certain designs, technology, know-how, specifications, schematics, chips, circuit boards, information regarding the sourcing of material, source or object code, trade secrets, copyrights, patents, processes, protocols, systems, methods, designs, algorithms and other intellectual and or industrial property and proprietary rights utilized in the design, development and manufacture of Licensed Products that were created by or on behalf of Harmonix by third parties other than Company, or are otherwise owned or exclusively controlled by Harmonix.

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

1.34      “Harmonix Intellectual Property” has the meaning set forth in Section 5.1.

1.35      “Harmonix Marks” has the meaning set forth in Section 2.3.1.

1.36      “Harmonix Proposed Additional Hardware” means any video game peripheral, controller or similar device to be used with the Licensed Software, other than the Licensed Hardware, that Harmonix, in its sole discretion, may desire to have manufactured and distributed by Company pursuant to the terms and conditions of this Agreement.

1.37      “Landed Cost” means with respect to a piece of Licensed Hardware, [***] for such unit plus the costs Company incurred to [***] such unit [***].

1.38      “Launch Date” means the date on which the Licensed Software is first made commercially available for the Approved Consoles to the general public for purchase.

1.39      “Launch Software Royalty Payments” shall have the meaning set forth in Section 6.1.2.

1.40      “Launch Software Royalty Units” shall have the meaning set forth in Section 6.1.2.

1.41      “Licensed Channels of Distribution” means any and all retail channels for physical products in the Territory (each such retailer a “LCD Retailer”).

1.42      “Licensed Hardware” means the, Drum Kit, Guitar, Microphone, Dongle, Cymbals, Guitar Stand, Microphone Stand, and other products as set forth in Schedule 3 as manufactured, distributed and sold by Company pursuant to the terms and conditions of this Agreement. For the avoidance of doubt, the term “Licensed Hardware” as used in this Agreement shall also be deemed to include any “Additional Hardware” only in the event that they become subject to this Agreement by amendment as provided by Section 2.7.1, or as may otherwise be agreed by the Parties.

1.43      “Licensed Products” means the Licensed Hardware and the Licensed Software, individually or collectively.

1.44      “Licensed Software” means that certain single title interactive media or software product, in tangible format, entitled “Rock Band 4.”

1.45      “Marks” mean trademarks, service marks, trade names, brands, logos and other distinctive identification and/or proprietary indicia.

1.46      “Microphone” means a microphone that (a) connects wirelessly or via a wire to the Approved Consoles and

(b) operates as a video game controller/peripheral that is compatible for use with the Licensed Software.

1.47      “Microphone Stand” means a physical stand suitable for holding a Microphone in an upright position at a height suitable for use of the Microphone by standing game players.

1.48      “Minimum [***] Quantities” shall have the meaning set forth in Section 4.3.4.

1.49      “Minimum Launch Quantities” shall have the meaning set forth in Section 4.3.3.

1.50      “[***] Royalty” shall have the meaning set forth in Section 6.1.4.

1.51      “MSRP Assumptions” shall have the meaning set forth in Section 4.3.5.

1.52      “Net Sales” means, for each Royalty Period, amounts invoiced by Company and its Affiliates in connection with the sale of Stand-Alone Licensed Hardware only by Company including, without limitation, any pro rata share of inducement payments, rebates, volume discount payments, barter value or consideration of any kind provided to or due Company, solely less the following actual, reasonable and verifiable costs and expenses incurred by Company solely with respect to the Stand-Alone Licensed Hardware (i.e. those costs and expenses that directly relate to the Stand-Alone Licensed Hardware): (a) credits, price protection, temporary price concessions, sales discounts, customary trade quantity discounts and allowances, (b) co-op advertising (e.g., market development funds); provided, such co-op advertising rates and funds are consistent with the amounts used with other Company products; (c) VAT or similar taxes, but solely to the extent not reimbursed or otherwise refunded to Company and (d) (i) defective allowances provided directly to any LCD Retailers and (ii) allowances for actual returns and defective returns of Licensed Products, any amounts for subsection (d)(i) and (d)(ii) collectively not to exceed [***] percent ([***]) of gross sales on a twelve month trailing basis. The Parties acknowledge and agree that in no event shall any negative Net Sales balance be carried over or otherwise credited towards Net Sales in any subsequent Royalty Period.

1.53      “Pre-Order Fulfillment Requirement” has the meaning set forth in Section 4.3.3.

1.54      “Repurchased Tools” has the meaning set forth in Section 4.4.1.

1.55      “Royalties” has the meaning set forth in Section 6.1.

1.56      “Royalty Period” means the periods for which applicable Software Royalties, [***] Royalties and Stand-

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

Alone Hardware Royalties are to be paid pursuant to Section 6.1.

1.57      “Royalty Report” has the meaning set forth in Section 6.4.

1.58      “Service and Warranty Obligations” means with respect to Licensed Products purchased by Harmonix pursuant to the terms hereunder, Company’s obligation to provide services and otherwise comply with the obligations set forth in Section 4.2.4 and Section 4.2.5.

1.59      “Software Royalty” shall have the meaning set forth in Section 6.1.2.

1.60      “Stand-Alone Licensed Hardware” means Licensed Hardware that is not sold in the same box with the Licensed Software.

1.61      “Stand-Alone Licensed Hardware Royalty” shall have the meaning set forth in Section 6.1.1.

1.62      “Stand-Alone Licensed Product” means Stand-Alone Licensed Software and/or Stand-Alone Licensed Hardware, as applicable.

1.63      “Stand-Alone Licensed Software” means physical copies of the Licensed Software that are not sold in the same box with the Licensed Hardware or any other product or service.

1.64      “Subcontractor” has the meaning set forth in Section 2.6.3.1.

1.65      “Target Delivery Date” has the meaning set forth in Section 4.3.1.

1.66      “Target Launch Date” has the meaning set forth in Section 4.3.2.

1.67      “Technical Design Specifications and Standards” means any designs, technology, know-how, specifications, schematics, chips, circuit boards, information regarding the sourcing of material, source or object code, trade secrets, copyrights, patents, processes, protocols, systems, methods, designs, algorithms and any other intellectual and or industrial property and proprietary rights pertaining solely to the operability, compatibility and/or functionality of peripherals, controllers and other devices for use with the Licensed Software, if applicable, including, without limitation (a) the Harmonix Designs, (b) the Company Designs and (c) any specifications, requirements or other regulations established by Harmonix, any First Party or any governmental or regulatory body (e.g., Consumer Product Safety Commission), as more fully set forth and described on Exhibit A, annexed hereto.

1.68      “Term” has the meaning set forth in Section 8.1.

1.69      “Termination Costs” means (a) Company’s [***] of on hand inventory of finished Licensed Products, and [***], in each case in quantities as previously reviewed and approved by Harmonix (the “Termination Inventory”), (b) [***] percent ([***]) of Company COGS solely (i) in the event that Harmonix desires Company to provide the Service and Warranty Obligations with respect to such Licensed Products and (ii) in consideration of Company providing such Service and Warranty Obligations with respect to such Licensed Products, (c) the amount of any [***] Company actually paid or are then due or will be due upon sale, to [***] solely for the Termination Inventory, (d) the actual and verifiable costs and expenses incurred by Company for the acquisition of any Tools.

1.70      “Territory” means the world, but specifically excluding [***] and [***].

1.71      “[***] Requirement” has the meaning set forth in Section 4.3.3.

1.72      “Tools” means all tooling necessary or used by the Company for the Licensed Products, including the Guitar Tools and the Drum Kit Tools.

1.73      “Wind-Down Period” has the meaning set forth in Section 8.6.

2.          License Grants.

2.1        Licensed Hardware.  Subject to the terms and conditions of this Agreement, Harmonix hereby grants to Company during the Term, and Company hereby accepts, the exclusive (subject in all respects to Section 2.8), non-transferable, non-sublicensable (except to the extent provided in Section 2.6.3) and non-assignable (except to the extent provided by Section 12.1) license to manufacture the Licensed Hardware for the Approved Consoles in accordance with the Technical Design Specifications and Standards or as otherwise determined by Harmonix in its reasonable discretion, solely for the purpose of distributing and selling the Licensed Hardware through the Licensed Channels of Distribution in the Territory.

2.2        Licensed Software.  Subject to the terms and conditions of this Agreement, Harmonix hereby grants to Company during the Term, and Company hereby accepts, the non-exclusive, non-transferable, non-sublicensable (except to the extent provided in Section 2.6.3) and non-assignable (except to the extent provided in Section 12.1) license to

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

publish, advertise, market, promote, sell, license and distribute the Licensed Software for the Approved Consoles solely for the purpose of distributing and selling the Licensed Software in tangible form through the Licensed Channels of Distribution in the Territory. For the avoidance of doubt, this Agreement does not include any right or license for Company to distribute the Licensed Products in digital format nor for Company to modify or create derivative works of the Licensed Software. The Licensed Software will be provided to Company in object code form only. Company shall not receive, and shall not attempt, directly or indirectly, to reverse engineer, the source code of the Licensed Software. Company shall have the discs for the Licensed Software manufactured solely by the First Party or its designee for the Approved Console and shall distribute the Licensed Software only on such discs. Harmonix shall have the right to distribute the Licensed Software in the digital format (including but not limited to Games on Demand) and shall have no royalty obligation to Company for such distribution or sales.

2.3         License to Marks.

2.3.1  License to Harmonix Marks. Subject to the terms and conditions of this Agreement, and Harmonix’s approval as set forth herein, Harmonix, hereby grants to Company during the Term, and Company hereby accepts, a limited, non-exclusive (except to the extent expressly provided in Section 2.1 and subject in all respects to Section 2.8) and non-transferable right and license, solely within the Territory, to incorporate the Harmonix Marks set forth on Schedule 1, annexed hereto, as may be amended from time to time by Harmonix (collectively, the “Harmonix Marks”) on the Licensed Products solely (a) for the purpose of the manufacture, distribution and sale of the Licensed Products through the Licensed Channels of Distribution in the Territory, including, without limitation, on packaging materials containing the Licensed Products and (b) in Company’s advertising, promotional and marketing materials publicizing the Licensed Products, all subject to the terms and conditions of this Agreement and as specifically approved by Harmonix. The actual use, quality and style of the Harmonix Marks, and the manner in which each Harmonix Mark may appear or be used including, without limitation, in connection with the Licensed Products and/or promotional materials, advertising, publicity, display or packaging materials of any kind shall be subject to the prior approval of Harmonix, in each instance in Harmonix’s sole discretion. For the avoidance of doubt, Harmonix Marks may not be used by Company in connection with any advertising, promotional, and marketing material publicizing, or any packaging materials containing any of, the Licensed Products unless specifically approved in advance by Harmonix. Without limiting the generality of the foregoing, Company shall strictly comply with all standards with respect to the Harmonix Marks which may be furnished by Harmonix from time to time and all uses of the

Harmonix Marks in proximity to the trade name, trademark, service name or service mark of any third party shall be consistent with the standards furnished by Harmonix from time to time. Further, Company shall not create a combination or composite mark consisting of one or more Harmonix Marks, commingle any Harmonix Marks with the Marks of any third party, nor shall it engage, participate or otherwise become involved in any activity or course of action that diminishes, tarnishes or otherwise adversely affects the goodwill associated with any Harmonix Marks. All uses of the Harmonix Marks shall inure to the benefit of Harmonix.

2.3.2  License to Company Marks. Company hereby grants to Harmonix and its Affiliates during the Term, and Harmonix hereby accepts, a limited, non-exclusive and non-transferable right and license to incorporate the Company Marks set forth on Schedule 2, annexed hereto, as may be amended from time to time by Company (the “Company Marks”) solely (a) for the purpose of distribution and sale of the Licensed Products and (b) in advertising, promotional and marketing materials created by or on behalf of Harmonix or its Affiliates publicizing the Licensed Products, all subject to the terms and conditions of this Agreement and as specifically approved by Company. The actual use, quality and style of the Company Marks, and the manner in which each Company Mark may appear or be used shall be subject to the prior approval of Company, in each instance in Company’s sole discretion. For the avoidance of doubt, Company Marks may not be used by Harmonix or any of its Affiliates in connection with any advertising, promotional, and marketing material publicizing, or any packaging materials containing any of, the Licensed Products unless specifically approved in advance by Company. Without limiting the generality of the foregoing, Harmonix and its Affiliates shall strictly comply with all standards with respect to the Company Marks which may be furnished by Company from time to time and all uses of the Company Marks in proximity to the trade name, trademark, service name or service mark of any third party shall be consistent with the standards furnished by Company from time to time. Further, neither Harmonix nor any of its Affiliates shall create a combination or composite mark consisting of one or more Company Marks, commingle any Company Marks with the Marks of any third party, nor shall Harmonix or any of its Affiliates engage, participate or otherwise become involved in any activity or course of action that diminishes, tarnishes or otherwise adversely affects the goodwill associated with any Company Marks. All uses of the Company Marks shall inure to the benefit of Company.

2.4        License to the Harmonix Designs. Harmonix hereby grants to Company, and Company hereby accepts, a limited, exclusive (subject to Section 2.8), revocable license to access and use the Harmonix Designs in connection with and for the

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

express purpose of the manufacture of the Licensed Hardware. Company shall have limited access to the Harmonix Designs, such access to be on a strictly “need to know” basis and limited to only those employees of Company under a confidentiality obligation and who are required to have such access in order to manufacture and distribute the Licensed Hardware. Further, any such use by Company of the Harmonix Designs hereunder shall require the prior approval of Harmonix, such approval to be in Harmonix’s sole discretion. Company acknowledges and agrees that (a) it is being given limited access to such Harmonix Designs for the express and sole purpose of the design and manufacture of the Licensed Hardware, (b) Harmonix is the sole and exclusive creator, developer and owner of the Harmonix Designs and that, as between Harmonix and Company, all right, title and interest in and to the Harmonix Designs shall be and remain the sole and complete property of Harmonix, (c) Company shall not, during the Term or thereafter, contest or assist others to contest, Harmonix’s rights or interests in the Harmonix Designs and (d) at the written request of Harmonix, Company shall immediately destroy or return the Harmonix Designs and shall certify such destruction or return in writing.

2.5        Reservation of Rights.  Harmonix retains all right, title and interest in and to the Licensed Software, Harmonix Marks and Harmonix Designs and, except for the limited rights and licenses granted to Company pursuant to this Agreement and subject to the applicable obligations and restrictions set forth herein, nothing shall be construed to restrict, impair, encumber, alter, deprive or adversely affect the Licensed Software, Harmonix Marks and Harmonix Designs or any of Harmonix’s rights or interests therein or any other Harmonix intellectual property, brands, information, content, processes, methodologies, products, goods, services, materials or rights, tangible or intangible, including, without limitation, the right to distribute and sell the Licensed Products through premium offers, combination and give-away sales, direct response, direct mail, home shopping type of networks, the on-line medium or any other non-traditional medium now known or hereafter invented, sales clubs, incentive programs, theme parks/recreational attractions and activities, any retail outlets owned or Controlled by Harmonix or any of its Affiliates. Harmonix shall have the right to purchase such Licensed Products from Company for an amount equal to [***] of the then MSRP prices pursuant to Section 4.3.5 “MSRP Assumptions” hereof. For the avoidance of doubt, Company shall be under no obligation to pay Royalties to Harmonix based on such purchase by Harmonix.

2.6        Restrictions and Conditions.

2.6.1  Requirements and Specifications.  Company agrees that each of the Licensed Hardware (a) shall be based on and designed in accordance with accepted and/or required industry, legal and safety standards and specifications including, without limitation, any applicable government requirements (e.g., Consumer Product Safety Commission regulations or FCC approval) and technical specifications necessary or required for use with each of the Approved Consoles, (b) shall be in material compliance with the Technical Design Specifications and Standards, and (c) shall be specifically marketed solely for use with each of the Approved Consoles and with the Licensed Software and not any other music-based video game; provided, however, that the Licensed Hardware may be marketed as compatible with third-party software, to the extent permitted by applicable law, only upon prior approval by Harmonix of the content of any messaging related to such compatibility.

2.6.2  Quality and Workmanship.  Company agrees that the Licensed Hardware shall be of such quality and workmanship and shall be manufactured using materials such that the reasonable consumer would view the Licensed Hardware as being of equal or greater quality as those peripherals and controllers manufactured and distributed by Company for use in connection with versions of the Rock Band 3 video game series prior to the Effective Date.

2.6.3  Subcontractors Generally.

  2.6.3.1  Use of Subcontractors.  Harmonix acknowledges that in the course of performing its obligations under this Agreement, Company may desire or require the use of goods, services and assistance of subcontractors or other suppliers, including, without limitation, Affiliates of Company (each, a “Subcontractor”). Company shall have the right to use Subcontractors so long as the following conditions are met: (a) each Subcontractor must be approved by Harmonix in advance, (b) each Subcontractor must agree in writing to comply with and be bound by the applicable terms and conditions of this Agreement, including without limitation, those provided in the form of the Approval of Manufacturer agreement annexed hereto as Exhibit B, both for itself and to enable Company to be and remain in compliance with its obligations hereunder and (c) Company shall be and remain primarily liable for the acts and omissions of each Subcontractor and shall remain responsible for the due and proper performance of all Company obligations under this Agreement.

  2.6.3.2  Additional Subcontractor Restrictions.  In connection with any agreement between Company and a Subcontractor, Company shall ensure as follows: (a) that the Subcontractor shall not affix or cause to be affixed to any Licensed Products any of the Harmonix Marks without the express written authority of Company, (b) that no Licensed Products manufactured by a Subcontractor, including, without limitation, any defective, waste or sub-standard Licensed Products, are delivered to or in any way disposed of by any person other than to Company or its agents or designees and

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

(c) that the Subcontractor shall comply in all respects with the obligations imposed on Company in this Agreement.

2.6.4  Fender Approval.  Company hereby acknowledges and agrees that any Guitar(s) or Additional Hardware in the shape of guitars, bass guitars or guitar or bass guitar amplifiers, if any, produced by Company hereunder shall be based exclusively on approved designs of Fender, shall bear the Fender trademark(s) as requested or required by Fender and further, that the design of the Guitar or Additional Hardware in the shape of guitars, bass guitars or guitar or bass guitar amplifiers, if any, and any prototype or model thereof is subject to the approval of Fender in all respects, which may be granted or withheld in the sole discretion of Fender. Company shall comply at all times with any instructions or direction provided by Fender in connection with the use of the Fender designs and/or trademarks. Harmonix shall be responsible for all licenses and approvals from Fender.

2.6.5  Rights from and Obligations to First Parties.  Company shall be solely responsible, at its sole cost and expense, for obtaining and maintaining all approvals, rights, consents, accreditations and certifications required by the First Parties for the design, production, manufacture and/or distribution of all Licensed Hardware, including without limitation providing to the First Parties samples of the Licensed Hardware, Company shall be solely responsible, at its sole cost and expense, for (a) entering into and maintaining throughout the Term agreements with all First Parties in connection with the manufacture and distribution of the Licensed Products, (b) complying with all First Party approvals, rights, consents, accreditations and certifications, quality assurance and compliance testing requirements and the payment of all applicable submission fees and expenses and (c) remitting any royalty payments to any First Party in connection with the Licensed Products. Company shall provide Harmonix with notice certifying that it is has complied with its obligations set forth in this Section 2.6.5 at any time upon Harmonix’s request therefore.

2.6.6  Approved Sites.  With respect to the sale and distribution of the Licensed Products on the Approved Sites, Company acknowledges and agrees that it shall use commercially reasonable efforts to ensure that (a) no Approved Site shall develop an on-line boutique, on-line area or website branded with or dedicated to the Licensed Products without Harmonix’s prior approval, (b) the Approved Site shall be restricted from soliciting, bartering or selling any advertising inventory, sponsorships, product placements or other direct association with the Licensed Products without the prior approval of Harmonix which may be withheld in its sole discretion and (c) on-line orders for the Licensed Products shall only be fulfilled for orders placed within the Territory.

2.6.7  No Right to Sublicense.  Except as expressly provided in this Agreement, in no event shall Company sublicense, transfer, convey or assign to any third party any of the rights granted to Company herein.

2.6.8  Manufacture and Distribution of Licensed Products. Company agrees and acknowledges that, except as otherwise provided in this Agreement, (a) it shall comply with any and all material specifications, standards, laws, rules and regulations applicable to the manufacture and distribution of the Licensed Products including, without limitation, any First Party or any regulatory bodies and (b) it shall not manufacture, distribute, market, promote or sell, or otherwise attempt to manufacture, distribute, market, promote or sell, any Licensed Products in a manner not expressly provided for in this Agreement.

2.7        Additional Hardware.

2.7.1  Additional Hardware.  Subject in all respects to Section 2.8:

  2.7.1.1  Harmonix Proposed Additional Hardware.  For each Harmonix Proposed Additional Product, Harmonix shall provide Company with a written offer setting forth the terms and conditions pursuant to which Harmonix shall grant the necessary rights and licenses to Company for the manufacture and distribution of any such Harmonix Proposed Additional Hardware (each, an “Additional Hardware Offer”). Company shall have [***] days from receipt of any Additional Hardware Offer to provide Harmonix with notice of its interest in such Additional Hardware Offer. For a period of [***] days following the date of such notice of interest, Company shall have the right, in its sole discretion, to either accept or reject the applicable Additional Hardware Offer. In the event that Company exercises its right to accept such Additional Hardware Offer, it shall provide Harmonix with notice of its acceptance, together with detailed specifications, anticipated wholesale prices, the anticipated and actual Company COGS and bill of materials and good-faith anticipated, non-binding minimum quantities to be manufactured with respect to the applicable Additional Hardware (collectively, the “Additional Hardware Acceptance Materials”). Upon Harmonix’s review and approval, in its sole discretion, of the Additional Hardware Acceptance Materials, the Parties shall amend this Agreement to incorporate the terms and conditions of the applicable Additional Hardware Offer and Additional Hardware Acceptance Materials, together with such other terms and conditions as to which the Parties may agree. If (a) Company (i) fails to provide Harmonix with a notice of its interest in the Additional Hardware Offer within [***] days of its receipt of same, (ii) elects at any time after receipt of the Additional Hardware Offer not to accept same or (iii) fails to provide Harmonix with notice of its acceptance of the Additional Hardware Offer and the Additional Hardware Acceptance Materials within [***] days after providing

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

Harmonix with notice of its interest in the Additional Hardware Offer or (b) Harmonix rejects the Additional Hardware Acceptance Materials, Harmonix shall, at such time, have the right to negotiate with and enter into an agreement with any third party regarding the rights and licenses to manufacture and distribute the Harmonix Proposed Additional Hardware without further obligation to Company of any kind with respect thereto. Notwithstanding the foregoing, nothing contained herein shall be deemed to grant to Company any rights of first negotiation in connection with any Strategic Peripherals or preclude, prohibit, restrict, impair or otherwise adversely affect, in any manner, Harmonix’s right to manufacture, distribute, market, promote, offer, sell, license or otherwise make available Strategic Peripherals itself or via any third parties, whether or not similar to or competitive with the Licensed Products.

2.7.1.2  Company Proposed Additional Hardware.  For any Company Proposed Additional Hardware, Harmonix shall have [***] days from receipt from Company of a description of such Company Proposed Additional Hardware to provide Company with notice of its interest in such Company Proposed Additional Hardware. Within [***] days from receipt of such notice of interest, if any, Company shall provide Harmonix with detailed specifications, anticipated wholesale prices the anticipated and actual Company COGS and bill of materials and good-faith anticipated, non-binding minimum quantities to be manufactured with respect to the applicable Company Proposed Additional Hardware (collectively, the “Company Proposed Additional Hardware Materials”). Upon Harmonix’s review and approval, in its sole discretion, of the Company Proposed Additional Hardware Materials, the Parties shall amend this Agreement to incorporate the terms and conditions pursuant to which Harmonix shall grant the necessary rights and licenses to Company for the manufacture and distribution of the applicable Company Proposed Additional Hardware, together with such other terms and conditions as to which the Parties may agree.

2.7.2  Licensed Product Bundles.  Company shall, subject to the terms of this Agreement, have the Licensed Hardware made available for purchase by consumers in the Bundles. Company agrees that Harmonix shall have the right to approve any Bundles prior to manufacture and release, provided that the Band in a Box Bundle, Guitar Bundle and Dongle Bundle are all deemed approved.

2.8  Failure to Meet.  If Company fails to meet its obligations in Sections [***] (including, but not limited to, the [***] and the [***]), [***] or [***], then, without limiting any of Harmonix’s rights or remedies under this Agreement, including its right to terminate pursuant to Section 8.2, (i) the exclusive obligations in this Section 2 shall automatically become non-exclusive, (ii) the provisions of Section 2.7.1 shall terminate, and (iii) all of the Launch Software Royalty

Payments, to the extent unpaid, shall become immediately due and payable by the Company to Harmonix.

3.          Designs; Approval of the Licensed Products.

3.1        Designs.  Company shall have the option, at its discretion and its sole cost and expense, to: (a) develop original designs, technology, know-how, specifications, schematics, chips, circuit boards, information regarding the sourcing of material, source or object code, trade secrets, copyrights, patents, processes, protocols, systems, methods, designs, algorithms and any other intellectual and or industrial property and proprietary rights utilized in the development and manufacture of Licensed Hardware, such original designs, technology, know-how, specifications, schematics, chips, circuit boards, information regarding the sourcing of material, source or object code, trade secrets, copyrights, patents, processes, protocols, systems, methods, designs, algorithms to be based on accepted and/or required industry, legal and safety specifications including, without limitation, any government requirements (e.g., FCC approval) and technical specifications necessary or required for use with each of the Approved Consoles and in compliance with technical, quality, design and other specifications and standards as determined by Harmonix in its sole discretion and subject to Harmonix’s prior approval as set forth in Section 3.1.1 hereof (the “Company Designs”) or (b) utilize and/or implement the Harmonix Designs in connection with the design and manufacture of the Licensed Hardware, such Harmonix Designs made available to Company by Harmonix under license as set forth in Section 2.4 hereof.

3.1.1  Harmonix Approval of Company Designs.  In the event Company chooses to develop Company Designs, then prior to development, production or manufacture of any Licensed Hardware that Company intends to manufacture and produce utilizing such Company Designs, Company shall submit, at its sole cost and expense, to Harmonix such Company Designs, together with all relevant information as may be reasonably requested by Harmonix including, without limitation, the materials to be used in the manufacture of each of the Licensed Hardware utilizing the Company Designs. The Company Designs shall be subject to Harmonix’s approval, which may be withheld in Harmonix’s sole discretion. Harmonix shall advise Company in writing of its approval or disapproval of the Company Designs within a reasonable time. Company shall not proceed to production or any stage of development of the Licensed Products utilizing any Company Designs without first securing approval from Harmonix for such Company Designs.

3.2        Approval Process for Licensed Hardware.  Each Licensed Hardware manufactured hereunder shall be subject to a verification of acceptability by Harmonix, in its sole discretion, to ensure that such Licensed Hardware satisfies

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

Harmonix’s requirements including, without limitation, all technical, aesthetic, look and feel, features, operational and functional characteristics, quality and related requirements and fully conforms to and/or operates in accordance with the Technical Design Specifications and Standards, if applicable, and any additional acceptance test criteria mutually agreed upon by the Parties. Company shall provide to Harmonix, at no charge, at least four (4) of each such applicable Licensed Hardware for such verification purposes. In connection with the foregoing, prior to manufacture, Company shall provide to Harmonix the materials, information and deliverables (the “Development Deliverables”) identified in and otherwise comply with the process and procedures set forth in Exhibit C. Upon receipt of any Development Deliverable, Harmonix shall promptly commence the applicable acceptance tests, with such participation, assistance and support from Company as is reasonably requested by Harmonix (at no additional cost to Harmonix), and review and evaluate the results of each test upon conclusion. Notwithstanding any interim or discrete test, Harmonix’s final acceptance of any Development Deliverable shall only be deemed to have occurred on the date that Harmonix notifies Company in writing that each such Development Deliverable has successfully passed the acceptance tests, fully conforms to and/or operates in accordance with the Technical Design Specifications and Standards and all other Harmonix requirements, and are fully and properly operational and available for actual commercial non-test, productive use, each as determined by Harmonix in its sole discretion.

3.3        Licensed Software Approval.   Harmonix shall be responsible for creating a Gold Master candidate of the Licensed Software for submission to the First Party for the technical aspects of certification Harmonix and Company shall deal directly with the First Party. Company agrees that Harmonix will have final control over the function, content and appearance of all Licensed Software (except as expressly agreed upon herein with regarding to branding).

3.4        Harmonix Approval of Marketing and Packaging Materials.   Without limiting any of the terms or conditions of Section 2.2, prior to the commercial use or release of any promotional, advertising, publicity, display or packaging materials in connection with the Licensed Products, Company shall submit samples of such materials to Harmonix for approval. If Harmonix does not object in writing within [***] business days of receipt such samples, Company shall provide notice to Harmonix that Company shall deem the samples to have been approved unless, within [***] business days of such notice, Harmonix objects in writing to such samples. Thereafter, Company may commercially use or release promotional, advertising, publicity, display or packaging materials based on or materially the same as the approved samples without need for further approval.

4.        Additional Rights and Obligations.

4.1        Overview of General Roles and Responsibilities.

4.1.1  Harmonix.   Harmonix will (i) perform the Licensed Software development, ratings, quality assurance, localization and other obligations as set forth in Section 4.3.1, (ii) select and license music for the Licensed Software, (iii) serve as the publisher of record for digital versions of the Licensed Software as contemplated in Section 4.5, (iv) perform marketing services as set forth in Section 4.6.1; and (v) perform customer support for the digital versions of the Licensed Software. Nothing in this Section 4.1.1 shall limit Harmonix’s express obligations in other Sections of this Agreement.

4.1.2  Company.   Company will (i) perform the Licensed Hardware development and manufacturing as set forth in Sections 4.2 and 4.3, (ii) manage and fund the manufacture of the physical Licensed Software with the First Party, (iii) serve as the publisher of record for the Licensed Hardware and the physical Licensed Software as contemplated in Section 4.5, (iv) handle distribution of the Licensed Hardware and physical Licensed Software, (v) handle MDF/retail arrangements and perform other marketing services as set forth in Section 4.6.2; and (vi) perform customer support for the Licensed Products as set forth in Section 4.2.4. Nothing in this Section 4.1.2 shall limit Company’s express obligations in other Sections of this Agreement.

4.2         Company Rights and Obligations.

4.2.1  Markings.   Without limiting any of the terms or conditions of Section 2.3 or Section 3.4, Company shall affix, or cause to be affixed to all Licensed Products or packaging materials, as the case may be, and to all marketing, advertising and promotional materials used in connection therewith (a) appropriate copyright, trademark and patent notices in accordance with standards which may be furnished by Harmonix from time to time, (b) any other legends, markings and notices required by any law or regulation in the Territory or which Harmonix may reasonably request and (c) credit to any third party creators of any Licensed Products, as directed by Harmonix. No Licensed Products or other related materials shall contain any other copyright, trademark or trade name unless Company has obtained Harmonix’s prior consent. Subject to the required consent of any of the First Parties and Harmonix’s approval rights as set forth in this Agreement, as applicable, Company shall have the right to affix Company Marks on the Licensed Products, packaging materials, and all marketing, advertising and promotional materials with no greater than the prominence as the Harmonix Marks.

4.2.2  Relationships with LCD Retailers and Approved Sites.   Company shall be solely responsible, at its sole cost

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

and expense, for entering into and maintaining throughout the Term agreements with the LCD Retailers and Approved Sites.

4.2.3  Samples.   Concurrently with the initial shipment of each Licensed Product, Company shall furnish to Harmonix, at no cost to Harmonix, 20 samples of each Licensed Product for each Authorized Console (i.e. each SKU). Upon Harmonix’s request, Company shall furnish to Harmonix, at no cost to Harmonix, an additional 20 samples of each of the Licensed Products for each Authorized Console each year during the Term. Any Licensed Products requested by Harmonix in excess of the foregoing amounts may be purchased by Harmonix for an amount equal to [***] of the then MSRP prices pursuant to Section 4.3.5 “MSRP Assumptions” hereof. Separate from and notwithstanding the above, on or before the Launch Date and at Harmonix’s direction, Company shall furnish and deliver on behalf of Harmonix (a) up to [***] Band in the Box Bundles (including, but not limited to, Bundles for Rock Band Road Crew Members) at a price of [***] per Bundle (which amount includes shipping to end users), and (b) up to [***] Stand-Alone Licensed Hardware Guitars at [***] per Guitar (with no additional charge for shipping to end users).

4.2.4  Customer Support.   Company shall be responsible, at its sole cost and expense, for providing all technical and customer support services to respond to and resolve all end user inquiries, requests and issues regarding the physical Licensed Products, including, without limitation, Service and Warranty Obligations for Licensed Products that may be purchased by Harmonix pursuant to the terms and conditions of, and solely in consideration of the fees paid under, Section 2.5, Section 4.2.3, Section 8.5 and Section 10.1 hereof, and distributed by Harmonix, or its designee, and the use thereof in a manner that is consistent with prevailing industry standards applicable to such services provided for other video game discs, peripherals and controllers designed and manufactured for use on the Authorized Consoles. In connection with the foregoing, Company shall use commercially reasonable efforts to communicate and coordinate with any party providing technical support in connection with the Licensed Software to ensure that end user inquiries, requests and issues are addressed by the appropriate responsible entity. Company shall comply with the minimum procedures set forth in Exhibit D, annexed hereto.

4.2.5  Repairs and Defective Returns.   Company shall manufacture and/or maintain additional Licensed Product inventory which shall be maintained by Company at Company’s facility within the Territory to process returns for defective Licensed Products including, without limitation, Service and Warranty Obligations for Licensed Products that may be purchased by Harmonix pursuant to the terms and conditions of, and solely in consideration of the fees paid under, Section 2.5, Section 4.2.3, Section 8.5 and Section 10.1 hereof, and distributed by Harmonix, or its designee, in accordance with the Licensed Products warranty and returns terms and conditions made available to end users in connection with the Licensed Products. At all times during the Term and the end user warranty term for the Licensed Products, Company shall retain and maintain a sufficient amount of inventory in order to process all repair and/or replacement requests from end users in a manner consistent with industry standards for the processing of repair and/or replacement of video games and/or video game peripherals and controllers designed and manufactured for use on the Authorized Consoles. Company shall comply with the minimum procedures set forth in Exhibit E, annexed hereto.

4.2.6  Recall of Licensed Products.   In the event that the Licensed Products (a) pose a health or safety threat to the consumer or (b) are the subject of a finding by any governmental regulatory agency with jurisdiction and/or authority over the Licensed Products that the Licensed Products pose a health or safety threat to the consumer, Company shall, at its sole cost and expense, recall such Licensed Products from the marketplace. In the event (y) any Licensed Product is subject to a claim or inquiry by any governmental regulatory agency with jurisdiction and/or authority over the Licensed Products because of health or safety concerns or (z) upon Harmonix’s reasonable request as a result of reasonable concerns as to whether the Licensed Products pose a health or safety threat, Company shall, at its sole cost and expense, undertake reasonable evaluation and testing of the applicable Licensed Products and take commercially reasonable corrective steps to address the claim or inquiry, including enacting appropriate corrective measures to limit any negative publicity due to such claim or inquiry.

4.2.7  Costs.   Except for any costs expressly assumed by Harmonix under this Agreement, Company shall be solely responsible for all costs and expenses relating to the exercise of its rights and performance of its obligations under this Agreement, including all costs of tooling necessary to manufacture the Licensed Products. For the avoidance of doubt, any failure to reference Company’s obligation to pay all costs and expenses in connection with its obligations hereunder shall not relieve Company of such financial obligations.

4.2.8  Restrictive Covenant.   Company acknowledges that Company’s obligations under this Agreement shall expose Company to past, present or future strategies, plans, business activities, methods, processes and/or information of Harmonix which are not only proprietary, confidential and/or trade secrets, but which may also afford Harmonix certain competitive or strategic advantages in the

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

marketplace. Accordingly, except as otherwise permitted by Harmonix in its sole discretion or as set forth below, during [***] and the [***], if any, and for [***] thereafter (collectively, the “Restricted Period”), Company shall not directly or indirectly, whether for itself or a third party, design, develop, create, manufacture, sell, market or distribute, or license, sell, transfer or convey any rights in and to the Company Intellectual Property for the development, design, creation, manufacture, sale, marketing or distribution of, any products for use with (a) any game [***] developed and/or sold [***], and/or their [***], or (b) any other games [***] that are compatible with any of the Approved Consoles or which, in Harmonix’s reasonable discretion, [***] with the [***], provided that (i) with respect to games under [***], Harmonix’s consent shall not be [***] and (ii) with respect to games under [***], Harmonix may [***] for any reason. For the avoidance of doubt, if Harmonix elects not to grant any rights and licenses to Company for the manufacture and distribution of any Company Proposed Additional Product pursuant to the terms and conditions of Section 2.7.1.2, the foregoing restriction shall apply to such Company Proposed Additional Products.

4.2.9  Company Key Contact.   Company hereby designates Darren Richardson to serve as Company’s primary interface with Harmonix, with primary accountability and responsibility for and day-to-day responsibility and authority to ensure Harmonix’s satisfaction with Company’s performance of its obligations under the Agreement. If Darren Richardson is unable to fulfill the foregoing responsibilities, Company shall immediately designate a replacement, subject to the approval of Harmonix.

4.3         Delivery of Gold Master; Launch Date.

4.3.1  Delivery to Company.   Harmonix shall deliver the Gold Master to Company by September 15, 2015 (the “Target Delivery Date”). Any delay in delivery of the Gold Master after the above date shall result in a day-for-day delay in the Target Launch Date unless otherwise agreed in writing by the Parties. If Harmonix fails to deliver the Gold Master to Company by the Target Delivery Date, the Parties will immediately meet and confer in person about what damages Company has suffered or is likely to suffer and will, in good faith, negotiate a solution to the issues that are acceptable to the Parties.

4.3.2  Launch of the Licensed Products.   Subject to the delivery of the Gold Master on the Target Delivery Date, Company shall cause the Launch Date to occur by October 6, 2015 (the “Target Launch Date”), by having available for sale at retail/eCommerce [***] Licensed Product [***] on such date.

4.3.3  Minimum Launch Quantities.   On or before the Launch Date (except with respect to the proviso in clause (i) below), Company shall have available the following quantities of Licensed Products (the “Minimum Launch Quantities”):

      i.          [***] Band in the Box Bundles and Guitar Bundles available for sale at retail/eCommerce, with the proportion of each to be agreed between the Parties based on [***] and [***], but in any event including all Band In the Box Pre-Order Bundles necessary to [***] for such Bundles, provided that, if Company is [***] to have [***] Band in the Box Bundles and Guitar Bundles available for sale at retail/eCommerce [***] the [***], then, notwithstanding the above, Company shall [***] to [***] the [***] of Bundles at retail/eCommerce [***] but in any event[***];

      ii.         [***] copies of the Stand-Alone Licensed Software available for sale at retail/eCommerce; and

      iii.        Subject to Section 4.3.7.2 and Section 4.3.7.3 below, [***] Dongles for the Xbox One (subject to Microsoft’s approval of the finished Licensed Software) available for sale at retail/eCommerce and/or sold and delivered to [***] or its designee, with the proportion of each to be agreed upon by the Parties, provided that, (i) Company shall have [***] available for sale at retail/eCommerce and/or sold and delivered to [***] or its designee, at the Launch Date, and (ii) if Company [***] have the [***] available at [***], then, notwithstanding the above, Company shall [***] to [***] the [***] of Dongles at retail/eCommerce and/or sell and deliver such Dongles to [***] or its designee at [***] election, [***] but in any event, [***].

For the avoidance of doubt, Company acknowledges and agrees that (A) all LCD Retailers shall receive enough inventory out of the Minimum Launch Quantities to be able to fulfill their pre-orders (excluding [***] and [***]) (the “Pre-Order Fulfillment Requirement”), and (B) [***] of the Minimum Launch Quantities shall be used to fulfill orders in [***] (the “[***] Requirement”).

4.3.4  Minimum [***] Quantities.   On or before [***], Company shall have available the following additional quantities of Licensed Products over and above the Minimum Launch Quantities (the “Minimum [***] Quantities”)

      i.          An aggregate of [***] Band in the Box Bundles and Guitar Bundles available for sale at retail/eCommerce, with the proportion of each to be agreed between the Parties based on [***] and [***]; and

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

      ii.          [***] copies of the Stand-Alone Licensed Software available for sale at retail/eCommerce.

4.3.5  MSRP Assumptions. The Royalties for the Licensed Software set forth in this Agreement and the purchase prices set forth in Section 2.5 and Section 4.2.3 hereof are based on the following manufacturer’s suggested retail prices: [***] for each Band in the Box Bundle; [***] for each Guitar Bundle; [***] for one copy of the Licensed Software, [***] for each Dongle on a stand-alone basis, [***] for each Dongle Bundle and [***] for each Stand-Alone Licensed Hardware Guitar (the “MSRP Assumptions”). Company agrees to utilize the MSRP Assumptions as the MSRP for the Licensed Products, unless otherwise agreed in writing by the Parties from time to time. This Section 4.3.5 shall not limit the price at which Company may sell the Licensed Products. If the above MSRP Assumptions change (without regard to [***] despite such [***]), the Parties agree to [***] in [***] to alter the [***] in order to reflect the [***] from the [***].

4.3.6  Limitations on Stand-Alone Licensed Hardware.   Except for Guitars sold by Harmonix at PAX East, Company agrees to [***] the [***] and [***] of [***] prior to manufacturing or distributing any Stand-Alone Licensed Hardware, unless otherwise approved by Harmonix on a case-by-case basis. Company shall not sell Stand-Alone Licensed Hardware without first obtaining written permission from Harmonix. Notwithstanding the above, Company may manufacture Cymbals concurrently or prior to [***] and [***].

4.3.7  Dongles.

        4.3.7.1             Development. Subject to Microsoft’s approval of the Dongle and the technical feasibility of the Dongle, Company shall develop, manufacture and distribute the Dongle as Licensed Hardware hereunder, except that each Party agrees to fund the mutually agreed engineering work required to develop such Dongle on a [***] up to a maximum of [***] per Party. Company shall invoice Harmonix for its share of the Dongle development.

        4.3.7.2             Dongle Modules. Harmonix agrees to pay for the [***] for each Dongle ordered. At the present time, Mad Catz has placed purchase orders for [***]. Forty-Five (45) days after the end of each calendar month in which Dongles are sold (including to Harmonix), Company shall reimburse Harmonix [***] per Dongle sold during such calendar month. For the avoidance of doubt, until a Dongle incorporating a [***] is sold, Harmonix shall be considered the owner of all [***] and paid for by Harmonix.

        4.3.7.3             Dongle Landed Cost.    With respect to the Dongles purchased by Harmonix (and excluding any

Dongles sold to retail/eCommerce), Harmonix shall pay Company the Landed Costs for the Dongles minus [***] for the [***] (approximately [***]), with the Company COGS per Dongle to be capped at [***].

         4.3.7.4  Additional Dongles.     Company shall have the capacity to manufacture an additional [***] Dongles by [***] to fulfill requests pursuant to this Section 4.3.7.4. Upon the mutual agreement of the Parties, based on demand from retail/eCommerce and/or an order to purchase Dongles by Harmonix or its designee pursuant to Section 4.3.7.3, Mad Catz shall build out additional Dongles from the remaining [***]. With respect to any additional Dongles beyond the initial [***] Dongles, subject to Microsoft’s approval and no additional start-up costs, if Harmonix requests Company, Company shall order modules to make such additional requested quantity of Dongles by a date to be mutually agreed to by the Parties, provided that Harmonix shall be responsible for [***] of the [***] pursuant to Section [***] and costs for Dongles purchased by Harmonix pursuant to Section 4.3.7.3.

4.4         Harmonix Rights and Obligations.

4.4.1  Tools Purchase.  At any time during the Term or at termination or expiration of the Agreement, Harmonix shall have the right, within [***] days, in its sole discretion, to purchase from Company any or all of Company’s right, title and interest in and to (a) the Guitar Tools and/or the Drum Kit Tools, together with any modifications, alterations, amendments and derivative works made thereto by Company, for an amount equal to [***] the items to be purchased, [***] as of [***] Harmonix exercises its right under this Section 4.4.1, without [***] or [***] of any [***] and/or (b) all other tools, test kits, molds and other materials designed, developed and created by or on behalf of Company in connection with the manufacture of the Licensed Products, if any, for an amount equal to Company’s [***] and [***] in [***] and [***] any such items to be purchased (collectively, any such items purchased by Harmonix shall be referred to as the “Repurchased Tools”). For the avoidance of doubt, except as otherwise provided in this Agreement, any and all Company liability relating to tools, test kits, molds and other materials designed, developed and created by or on behalf of Company in connection with the manufacture of the Licensed Products shall terminate on the date of such transfer. If Harmonix exercises its rights to purchase any Repurchased Tools during the Term, Harmonix shall grant to Company, and Company shall accept, a limited, exclusive, revocable, royalty-free license, commencing upon the date Harmonix exercises such right and continuing until the expiration or termination of the Agreement, to use the Repurchased Tools solely for the purpose of the design and manufacture of the Licensed Products. To the extent Harmonix purchases the Repurchased Tools at the termination or expiration of the Agreement, the amount to

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

purchase the Repurchased Tools shall be set-off against any amounts still owed by Company to Harmonix, if any.

4.4.2  Those Authorized By Harmonix to Provide Contract Approvals.  Harmonix hereby designates Daniel Sussman and Steve Janiak to serve as Harmonix’s primary contacts with Company and each authorized to provide applicable approvals. If Mr. Sussman or Mr. Janiak is unable to fulfill his designated responsibilities, Harmonix shall immediately designate a replacement or replacements, as applicable.

4.5        Publishing.   The Parties will work together in good faith to obtain the appropriate software and hardware publishing agreements from Microsoft and Sony for the Licensed Products. Company shall act as publisher of record for all the Licensed Hardware and for physical copies of the Licensed Software, including bearing any and all fees and royalties due to a First Party in connection with such Licensed Products. Harmonix shall act as publisher of record for the digital Licensed Software and all associated downloadable content. Company shall provide Harmonix with its publishing strategy for the Licensed Products for which it is the publisher of record, including retail, e-commerce, marketing and other strategies, for approval by Harmonix prior to their implementation by Company. Harmonix will respond promptly to strategies proposed by Company; provided that (i) no such strategy shall be implemented without such approval by Harmonix and (ii) any material deviations in an approved strategy shall require Harmonix’s prior approval.

4.6         Marketing.

4.6.1  By Harmonix.  Harmonix will spend [***] in marketing for the Licensed Software, including (i) any [***] that [***] provides to [***] in connection with the [***] of [***], and (ii) marketing funds or contributions procured by Harmonix from [***]. Harmonix shall have sole discretion of how to allocate such marketing spend, but will consult with Company from time to time in connection with its marketing planning. Any additional marketing spend shall be at the sole discretion of Harmonix.

4.6.2  By Company.  Company will arrange and pay for coop advertising with LCD Retailers of approximately [***] of its [***] of the Licensed Products and for development and production of creative and other assets for retail and channel marketing efforts (e.g., standees, palettes, end caps, etc.). Company will consult with Harmonix with respect to its MDF/coop advertising with the LCD Retailers. Company shall ensure that Harmonix and the Licensed Products receive prominent inclusion in Company’s marketing efforts; provided, however, that the failure of the Licensed Products to receive prominent inclusion in co-op promotions and advertising campaigns for which the LCD Retailers have approval rights shall not be deemed a breach by Company of the foregoing obligation. Harmonix and

Company shall work together in good faith to implement Harmonix approved marketing, promotion and cross-promotion programs. Company shall market the Licensed Products including, without limitation, channel and account-specific marketing, in a manner consistent with those for Company’s similar product offerings. Company shall be solely responsible for all of its marketing and promotional costs. Harmonix shall have no obligation to market or promote the Licensed Products except as expressly provided in this Section 4.6. Company shall provide to Harmonix from time to time and upon request from Harmonix, any pre-order data and sell through data that it has for the North American market or other markets as available.

5.        Proprietary Rights.

5.1      Harmonix Intellectual Property.  As between Harmonix and Company, all right, title and interest in and to the Licensed Software and any component thereof including, without limitation, materials, designs, information, technology, the Harmonix Designs, know-how, drawings, ideas, data, mask works, discoveries, schematics, chips, circuit boards, plans, trade secrets, source or object code, copyrights, patents, processes, protocols, systems, methods, designs, algorithms and the Harmonix Marks (the “Harmonix Intellectual Property”) shall be and remain the sole and complete property of Harmonix. Company recognizes the value of the goodwill associated with the Harmonix Intellectual Property, that the Harmonix Intellectual Property has secondary meaning in the mind of the public, and that the trademarks and copyrights in the Harmonix Intellectual Property, and any registrations therefor, are good and valid. All use by Company of the Harmonix Intellectual Property shall inure to the benefit of Harmonix. Company shall not, during the Term or thereafter, contest or assist others to contest, Harmonix’s rights or interests in the Harmonix Intellectual Property. Company shall not seek any copyright, trademark or patent registration in or for the Harmonix Intellectual Property.

5.2      Company Intellectual Property.  As between Harmonix and Company, and subject to and without limiting the terms and conditions of Section 4.2.8, all right, title and interest in and to the Company Designs and any and all materials, designs, information, technology, technical specifications, tools, test kits, molds, know-how, drawings, ideas, data, mask works, discoveries, schematics, chips, circuit boards, plans, trade secrets, source or object code, copyrights, patents, processes, protocols, systems, methods, designs, algorithms and any other intellectual and/or industrial property and/or other proprietary rights throughout the universe of any kind that are developed, created, authored or invented by Company before or during the Term and specifically developed for use in connection with or for the Licensed Products (but specifically excluding any modifications, alterations, amendments and derivative works of the

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

Harmonix Designs) (“Company Intellectual Property”) shall be and remain the sole and exclusive property of Company. Harmonix shall not, during the Term or thereafter, contest or assist others to contest, Company’s rights or interests in the Company Intellectual Property. Harmonix shall not seek any copyright, trademark or patent registration in or for the Company Intellectual Property.

5.3        License to Company Intellectual Property. Nothing contained in this Agreement shall be construed as a limitation or restriction on the rights of Harmonix and its licensees, upon expiration or termination of this Agreement, to manufacture, distribute, or sell, directly or indirectly, any Licensed Software or any video game peripheral, controller or similar device to be used with the Licensed Software that may include or incorporate any Company Intellectual Property. In connection with the foregoing, Company hereby grants to Harmonix a royalty free, perpetual, world-wide, sub-licensable license in and to Company Intellectual Property (but specifically excluding any Company Marks) to access and use same, at Harmonix’s sole discretion, for the purpose of manufacturing and distributing video game peripherals, controllers or similar devices to be used with the Licensed Software.

6.          Royalties; Music License Fees.

6.1        Royalties.  In consideration of all of the rights and licenses granted in this Agreement, subject to Section 6.2, Company shall remit to Harmonix the following royalties (the “Royalties”) as set forth below:

6.1.1  For Stand-Alone Licensed Hardware: Subject to Section 6.2, Forty-Five (45) days after the end of each calendar quarter in which the Stand-Alone Licensed Hardware was sold, Company shall pay to Harmonix a royalty of [***] of Net Sales during said calendar quarter (the “Royalty Period” for such Stand-Alone Licensed Hardware) in connection with the sale and distribution of the Stand-Alone Licensed Hardware (the “Stand-Alone Licensed Hardware Royalty”). The Parties acknowledge and agree that if the Net Sales calculation for any Royalty Period results in a negative Net Sales figure, (a) Company shall have no obligation to pay Royalties to Harmonix for such Royalty Period, (b) Harmonix shall have no obligation or liability to Company with respect to such negative Net Sales and (c) in no event shall Company carry over or otherwise be entitled to a credit for such negative Net Sales in any subsequent Royalty Period. Company’s obligations to pay Royalties shall accrue upon the sale of any Stand-Alone Licensed Hardware. For purposes of this Agreement, a Stand-Alone Licensed Hardware is considered “sold” when it is invoiced, shipped or paid for, whichever occurs first, solely except for those customers of Company for whom Company issues an invoice upon confirmation of delivery, in which case such Stand-Alone Licensed Product shall be deemed “sold” when invoiced, provided that

Company issues an invoice to the applicable customer for such Stand-Alone Licensed Product within five business days of shipment. Notwithstanding anything to the contrary contained in this Agreement, during each Royalty Period, in connection with calculating Net Sales for purposes of determining the Stand-Alone Licensed Hardware Royalty, Company shall have the right to establish a reasonable financial reserve to be applied solely against actual returns of defective Stand-Alone Licensed Hardware in an amount not to exceed [***] of Net Sales for the applicable Royalty Period (each, a “Financial Reserve”). Company shall liquidate (i.e., true up) each Financial Reserve upon the earlier of (i) the time period as set forth in accordance with GAAP or (ii) during each six months during the Term.

6.1.2  Software Royalty:  Subject to Sections 4.3.5 and 6.2, Forty-Five (45) days after the end of each calendar month in which Licensed Software was sold, Company shall pay to Harmonix a royalty of (i) [***] for Licensed Software sold outside a Bundle, (ii) [***] for Licensed Software sold in a Dongle Bundle, and (iii) [***] for Licensed Software sold in any other Bundle (the “Software Royalty”) during said calendar month (the “Royalty Period” for the Software Royalty). For purposes of this Agreement, a Licensed Software is considered “sold” when it is invoiced, shipped or paid for, whichever occurs first, solely except for those customers of Company for whom Company issues an invoice upon confirmation of delivery, in which case such Licensed Products shall be deemed “sold” when invoiced, provided that Company issues an invoice to the applicable customer for such Licensed Products within five business days of shipment.

Notwithstanding the above and in lieu of payments forty-five (45) days after the end of the applicable calendar month, the Software Royalty for the Bundles and Licensed Software included in the Minimum Launch Quantities and Minimum [***] Quantities shall be paid as follows:

A.	For the [***] Bundles included in the Minimum Launch Quantities and the [***] Stand-Alone Licensed Software included in the Minimum Launch Quantities (together, the “Launch Software Royalty Units”), the following payments shall be made:

1.	On or before [***], Company shall pay Harmonix [***], representing [***] of the Software Royalty for the Launch Software Royalty Units (calculated as [***] of [***], which is comprised of [***] Software Royalty for Bundles [***] and [***] Software Royalty for Stand-Alone Licensed Software [***]).

2.	On or before [***], Company shall pay Harmonix [***], representing [***] of the Software Royalty for the Launch Software Royalty Units.

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

3.	On or before [***], Company shall pay Harmonix the remaining [***], representing the remaining [***] of the Software Royalty for the Launch Software Royalty Units.

B.	For the [***] Bundles and the [***] Stand-Alone Licensed Software included in the Minimum [***] Quantities, on or before [***], Company shall pay Harmonix [***], representing [***] of the Software Royalty for such Bundles (calculated as [***]) and Licensed Software (calculated as [***]).

The amounts set forth in Subsections A and B above are referred to as the “Launch Software Royalty Payments”).

6.1.3  No Royalty on the Licensed Hardware portion of any Bundle.  For the avoidance of doubt, the Parties have agreed that there will be no royalty on the hardware portion of any Bundle.

6.1.4  [***] Royalties.  Forty-Five (45) days after the end of each calendar month in which the Licensed Software is sold, Company shall pay to Harmonix a royalty of [***] per each unit of Licensed Software sold or otherwise distributed, directly or indirectly, by Company, (the “[***] Royalty”) in each Royalty Period for such Licensed Software, regardless of whether sold in a Bundle or as Stand-Alone Licensed Software. Harmonix hereby represents and warrants that Harmonix shall remit any and all [***] Royalty paid to it by Company to the appropriate [***] or [***] and shall defend and indemnify Company against any claims from any [***] or [***] relating to the non-payment of royalties for which Company actually paid Harmonix.

6.2        Deemed Sales.  For the avoidance of doubt, for the purposes of the Software Royalty and [***] Royalty, (a) the Minimum Launch Quantities of the Licensed Products to be manufactured, delivered and available for sale at retail/eCommerce on or before the Launch Date shall be considered sold, and the applicable Royalties shall be payable, upon the earlier of (i) the actual date of sale or (ii) the Launch Date, and (b) the additional Minimum [***] Quantities to be manufactured, delivered and available for sale at retail/eCommerce on or before [***] shall be considered sold, and the applicable royalties shall be payable, upon the earlier of (1) the actual date of sale or (2) [***].

6.3        Promotional Copies of Licensed Software.  On or before any Launch Date, Company shall, at its sole cost and expense, provide Harmonix with [***] copies of the physical Licensed Software, allocated among the Approved Consoles as Harmonix may request and Harmonix shall provide to Company [***] codes for digital copies of the Licensed Software.

6.4        Payments and Reports.  Concurrent with the obligation to pay the applicable Royalty, during the Term, Company shall submit to Harmonix a report detailing the Royalties payable (or if no Royalties are payable, a report indicating all relevant information relating thereto, (e.g., sale of units for each Licensed Product by Authorized Console and by Territory, including both sell-in, wholesale costs and returns)) by Company to Harmonix for the applicable Royalty Period substantially in the form set forth on Exhibit F (each, a “Royalty Report”), annexed hereto, along with payment of any Royalties due and payable by Company in accordance with the terms and conditions this Agreement. Acceptance by Harmonix of any payments and any Royalty Report shall not preclude Harmonix from subsequently auditing or questioning any aspect of such amounts or any such Royalty Report within two years after the date of such Royalty Report. Each Royalty Report shall include, at a minimum, (a) information detailing the sales of units of each of the Licensed Product by Approved Console and by Territory, (b) information detailing Company’s inventory in hand of Licensed Products at the expiration of the Royalty Period, (c) the Royalties for the sale of all Licensed Products during the reporting period and the calculation thereof and (d) any additional data, information and substantiating documentation, including but not limited to actual price protection, rebates, defectives, as Harmonix may reasonably request from time to time, which is necessary to substantiate the foregoing. Without limiting the foregoing, Company shall (y) use commercially reasonable efforts to provide Harmonix with weekly reports from the LCD Retailers and Approved Sites setting forth the units of Licensed Products sold during the applicable reporting period and/or reports or other information regularly provided by the LCD Retailers and Approved Sites to Company in connection with sales of the Licensed Products and (z) also provide to Harmonix on a monthly basis throughout the Term informational reports containing the foregoing information.

6.5        Audit Rights.  During the Term and for a period of at least [***] years thereafter, Company shall maintain accurate and complete records sufficient to verify the accuracy of payments hereunder, if any, including, without limitation, the elements and calculation of Net Sales and all Royalties, and the performance of Company’s obligations hereunder. Harmonix shall have the right, at its expense and no more than once every [***] months, to examine and audit such records, to verify the correctness of the amounts paid under this Agreement; provided, however that Harmonix agrees not to commence any audit during (a) the 45-day period immediately following the expiration of the Royalty Period to be audited or (b) the first 60 days of each fiscal year of Company. In the event that any such audit reveals an underpayment in the amount of Royalties paid by Company to Harmonix, then Company shall immediately pay to Harmonix the incremental difference between the amount due and the actual amount that was paid, together with interest calculated at the maximum rate permitted by law, and if the reporting discrepancy is more

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

than [***] of the Royalties that accrued in the [***] month period immediately preceding such audit, then Company shall also reimburse Harmonix for the reasonable costs of the audit. Company shall provide Harmonix a written response, if any, to the audit findings within forty-five (45) days of receipt of such findings. Company’s failure to timely respond to any audit findings shall be deemed an acceptance of such findings.

7.        Confidential Information.

7.1      Non-Disclosure.  Each Party agrees to regard and preserve as confidential (a) all information related to the rights and obligations of the other Party under this Agreement and the business and activities of the other Party, its customers, clients, licensors, suppliers and other entities with whom such other Party does business, which may be obtained by such Party from any source or may be developed or disclosed as a result of this Agreement including, without limitation, (i) all information and data contained in any reports provided by either Party to the other Party hereunder and (ii) the economic and financial terms and conditions contained in or otherwise referenced by this Agreement and (b) each Party’s trade secrets, proprietary and competitive information, financial information, and, information relating to the Parties designs and tools, the specific terms of this Agreement, past and present operations, activities, future plans and strategy (collectively, the “Confidential Information”). Each Party agrees to hold the Confidential Information of the other Party in trust and confidence and shall not disclose such information to any person, firm or enterprise, or use (directly or indirectly) any such information for its own benefit or the benefit of any other Party, except as set forth below. Even when disclosure is permitted, each Party agrees to limit access to and disclosure of the other Party’s Confidential Information solely to its employees on a “need to know” basis for purposes directly related to the performance of the Party’s obligations hereunder. Notwithstanding the foregoing, either Party may disclose the other Party’s Confidential Information (y) to its attorneys, auditors or bankers with a duty of confidentiality or (z) pursuant to applicable law or regulation or compulsion of proper judicial or other legal process; provided, however, that (i) the disclosing Party shall provide prompt notice prior to such required disclosure to enable the other Party to seek a protective order or other appropriate remedy to safeguard, restrict and/or limit the disclosure of such Confidential Information and (ii) any such disclosure is limited to such other Party’s Confidential Information as is necessary (1) for the applicable person to whom the Confidential Information is disclosed to discharge his or her responsibilities or (2) to comply with the applicable law, regulation or instrument compelling such disclosure.

7.2      Exclusions.  Information shall not be considered Confidential Information to the extent, but only to the extent that such information (a) is or becomes publicly available through no fault, default or breach of or by the receiving Party,

(b) is or was rightfully acquired by the receiving Party from another, to the receiving Party’s knowledge, without restriction or obligation of confidentiality, (c) if such information is or was independently developed by the receiving Party without use of or reference to Confidential Information of the other Party, or (d) was lawfully in the possession of the receiving Party prior to disclosure by the other Party.

7.3      Recipients.  Each Party shall, in advance, by agreement, instruction or otherwise, ensure that each individual who obtains or is in a position to obtain Confidential Information of the other Party, understands and has agreed to comply with the obligations in this Article 7.

7.4      Equitable Relief.  In the event of a breach or threatened breach of the foregoing confidentiality obligations by one Party, the other shall suffer immediate and irreparable harm for which, money damages shall be impossible to calculate and be inadequate compensation. Accordingly, either Party shall be entitled to an injunction, restraining order or other equitable relief to enforce compliance with the provisions hereof; provided, however, that no specification herein of any particular legal or equitable remedy shall be deemed or construed to prohibit either Party from seeking or obtaining any other remedy under this Agreement, at law or in equity.

8.        Term and Termination.

8.1      Term.  This Agreement shall commence on the Effective Date and shall continue thereafter until the date that is [***] years after the actual Launch Date, unless earlier terminated in accordance with the terms and conditions set forth herein (the “Term”).

8.2      Termination and Other Rights Upon Breach.  Upon the occurrence of any of the following, then in addition and without prejudice to any rights which it may have at law, in equity or otherwise, Harmonix shall have the right to terminate this Agreement, to delete from this Agreement any elements of the Licensed Products, to terminate any grant of rights to Company as provided in this Agreement and/or to require the immediate payment of any Royalties due or to become due hereunder:

(a)       Company fails to comply with its material obligations under Section 2.6,

(b)       Company fails to actively manufacture, advertise, distribute or sell the Licensed Products,

(c)       Company fails to make a Royalty payment or furnish a Royalty Report in accordance herewith and does not cure such failure within three business days after notice thereof,

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

(d)       Company underpays Royalties due to Harmonix by more than 10% for two or more Royalty Periods, so long as such Royalty Periods are the subject of more than one audit conducted pursuant to the terms and conditions of Section 6.5,

(e)       Company fails to comply with the approval requirements hereunder, and does not cure such failure within 30 days of notice thereof,

(f)       Company fails to comply with the quality, health and safety requirements hereunder and/or the Licensed Products do not comply with such requirements and/or the Licensed Products are the subject matter of adverse or negative publicity due to such failure,

(g)       Any Licensed Hardware has a defect rate based on a representative sample, verified by independent testing approved by Harmonix, (i) in excess of [***] on the Launch Date or (ii) in excess of [***] on any anniversary of the Launch Date during the Term,

(h)       Company fails to comply with any other of Company’s material obligations hereunder or breaches any warranty or representation made by it, and does not cure such breach within 30 days of notice thereof,

(i)       Company (i) admits in writing its inability to pay its debts as they become due, fails to satisfy any enforceable, final and material judgment against it, or otherwise ceases operations of its business in the ordinary course, (ii) is adjudicated bankrupt or becomes insolvent, (iii) winds up or liquidates its business voluntarily or otherwise, (iv) applies for, consents to or suffers the appointment of, or the taking of possession of by, a receiver, custodian, assignee, trustee, liquidator or similar fiduciary of itself or of all or any substantial portion of its assets, (v) makes a general assignment for the benefit of creditors other than in the ordinary course of financing its ongoing operations, (vi) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (vii) files a petition seeking to take advantage of any other law providing for the relief of debtors, (viii) acquiesces to, or fails to have dismissed, within 90 days, any petition filed against it in any involuntary case pursuant to such bankruptcy laws and/or (ix) takes any action for the purpose of effecting any of the foregoing,

(j)       Company sells, distributes or markets, or knowingly permits any third party to sell, distribute or market, the Licensed Products outside the Licensed Channels of Distribution or outside the Territory,

(k)       Company fails to obtain or maintain insurance in the amount of the type provided for herein and does not cure such failure within 30 days of notice thereof,

(l)        Company contests or assists others to contest Harmonix’s rights or interests in the Licensed Products or the validity of the licenses granted pursuant to Section 2 of this Agreement, or

(m)       Company fails to comply with any material obligation or provision set forth in any other agreement between Company and Harmonix.

8.3        Termination for Purported Assignment or Change of Control of Company.  Harmonix may terminate this Agreement at any time upon notice to Company in the event of (a) a purported assignment by Company of this Agreement or any of Company’s rights and obligations under this Agreement in breach of, or that is not permitted by, Section 12.1 or (b) a Change of Control of Company to which Harmonix withholds its consent, such consent not to be unreasonably withheld; provided however, that Harmonix’s failure to consent shall be automatically deemed reasonable with respect to the [***] seeking to [***], and their respective Affiliates. In addition, in the event of a Change of Control of a Company Affiliate that is a Subcontractor pursuant to the terms and conditions of Section 2.6.3.1, Harmonix may terminate solely those rights granted to such Affiliate; provided, however, that, so long as at the time Harmonix exercises such right, neither Company nor its Affiliate is in breach of any of the provisions of this Agreement, such termination shall not otherwise limit or restrict Company’s rights or obligations under this Agreement.

8.4        Termination for Insufficient Working Capital.  At any time during the Term, Harmonix may, in its reasonable discretion, request that Company provide information to demonstrate that it has sufficient working capital to satisfy its financial obligations when they come due. Company shall immediately notify Harmonix if an event of default occurs under any agreement pursuant to which Company is provided a line of credit or other working capital facility, including, without limitation, a breach of any material covenant made by Company in any such agreements related to Company’s liquidity, financial operations or cash balance. Company shall use commercially reasonable efforts to cure any such default within thirty (30) days. If Harmonix reasonably believes that Company does not have adequate working capital to materially satisfy its financial obligations hereunder when they come due, Harmonix may, cumulatively reserving all its rights and remedies, inform the Company of its intent to terminate this Agreement and seek from the Company or its financial backers assurances as to the issues identified by Harmonix. To the extent that, in Harmonix’s reasonable discretion, the Company and/or its financial backers cannot promptly provide such reasonable assurances or secure sufficient additional capital without defaulting on any of its obligations hereunder, then Harmonix may terminate this Agreement, delete from this Agreement any elements of the Licensed Products, terminate any exclusive grant of rights to Company as provided in this

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

Agreement and/or require the immediate payment of any Royalties due hereunder.

8.5       Effect of Termination.  Upon any termination or expiration of this Agreement, (a) all rights and licenses granted to Company shall terminate, (b) any and all payments due or to become due including, without limitation, any Royalties, shall be immediately due and payable and (c) Company shall no longer manufacture, advertise, distribute or sell the Licensed Products or any product which may infringe upon Harmonix’s proprietary rights, including without limitation, the Harmonix Intellectual Property, or use any name, logo or design which is substantially or confusingly similar to the Harmonix Designs on any product in any place whatsoever. Company shall promptly deliver to Harmonix a statement indicating the on hand inventory of finished Licensed Products, as well as those units in the process of being manufactured. Harmonix shall have the right to conduct a physical inventory in order to ascertain or verify such inventory and statement. Except as provided in Section 8.6, such inventory shall at Harmonix’s option, be destroyed by Company or purchased by Harmonix at [***] for such Licensed Products. Disposition of any plates, molds, forms, lithographs or other materials relating to the Licensed Products shall be subject to notice from Harmonix to Company either to destroy or deliver same to Harmonix or its designee. In the event that Harmonix requests Company destroy its inventory, the Licensed Property or other materials relating thereto, Harmonix may require Company to deliver to Harmonix an affidavit by an officer of Company attesting to such destruction.

8.6       Wind-Down Period.  Upon expiration of this Agreement or termination based solely upon Harmonix’s uncured breach of any of its obligations hereunder, Company may continue to sell Licensed Products, previously manufactured and on hand in Company’s inventory as of the effective date of expiration, on a non-exclusive basis for a maximum period of [***] following the effective date of such expiration (“Wind-Down Period”), subject to all of the terms and conditions contained in this Agreement, including without limitation, Company’s obligations to remit Royalties to Harmonix under this Agreement; provided, however that (a) the Licensed Products shall be sold in the ordinary course of business at prices not lower than the prevailing wholesale price or prices charged by Company during the 60-day period immediately preceding the expiration of this Agreement and (b) no new Licensed Products are manufactured during the Wind-Down Period. Company acknowledges and agrees that nothing herein shall be deemed to restrict or limit Harmonix’s rights in and to the Harmonix Intellectual Property during the Wind-Down Period, including, without limitation, the right to enter into any agreements with third parties in connection with the manufacture and distribution of peripherals, controllers and other devices for use with the Licensed Software.

9.       Representations, Warranties and Covenants.

9.1     Mutual.  Each Party represents, warrants and covenants to the other Party that: (a) it has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it under this Agreement, (b) the execution of this Agreement and performance of its obligations under this Agreement do not and shall not violate any other agreement to which it is a party, (c) this Agreement constitutes the legal, valid and binding obligation of such Party when executed and delivered and (d) any and all activities it undertakes in connection with this Agreement shall be performed in compliance with all applicable laws, rules and regulations.

9.2     By Company.  Company further represents, warrants and covenants to Harmonix that (a) the Company Intellectual Property and all ideas, creations, designs, materials, and other intellectual, industrial or other proprietary rights utilized by Company in connection with the performance of its obligations under this Agreement or otherwise incorporated or embodied in the Licensed Products shall be Company’s own and original creation and/or fully licensed by Company, (b) the Licensed Hardware and all other materials used in connection therewith (i) shall be of equal or greater quality as those peripherals and controllers manufactured and distributed by Company for use in connection with versions of the Rock Band 3 video game series prior to the Effective Date and reasonably suitable for goods of the type of the Licensed Hardware, (ii) when used as intended, shall be safe for use by consumers and (iii) shall comply with all applicable governmental rules, guidelines, codes, regulations, and warranties (express or implied), (c) Company shall appropriately implement and manage the recall of any Licensed Products in a manner that limits Harmonix’s exposure to negative publicity as a result of such recall, (d) the Licensed Products shall be manufactured, distributed, sold and advertised in accordance with all applicable federal, state and local laws including, without limitation, all applicable labor laws and regulations and in a manner that will not reflect adversely upon Harmonix, (e) the Company Marks, in the form provided by Company to Harmonix hereunder and when used as permitted under this Agreement, and the Licensed Products shall not infringe upon or violate any rights of any third parties, (f) Company is capable of maintaining sufficient production capacity to meet the demand of Harmonix for the Licensed Products, (g) Company shall not exchange or trade in value of any kind in connection with products or services to the extent doing so results in (i) an increase in the costs and expenses used by Company to calculate Net Sales or Royalties due hereunder or (ii) a decrease in Net Sales or Royalties due hereunder, (h) Company shall ensure that the Licensed Products shall be of merchantable quality and free from material defects (including, without limitation, material latent defects) and shall conform in all material respects with the Technical Design Specifications and Standards, (i) Company

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

shall use reasonable commercial efforts to obtain maximum sales, in line with good business practices, of the Licensed Products in the Territory during the Term, (j) Company has obtained or shall obtain all required authorizations, approvals, licenses, or permits from all government authorities in order for it to enter into and perform its obligations pursuant to this Agreement, (k) Company shall obtain and maintain all approvals, rights, consents, accreditations and certifications required by, and enter into and remain in compliance with the material provisions of any agreements or licenses with, the First Parties for the design, production, manufacture and/or distribution of all Licensed Products and to otherwise comply with its obligations under this Agreement (l) Company shall not pledge this Agreement, or the rights provided hereunder, as security or collateral to any third party, but specifically excluding those certain agreements entitled “Loan and Security Agreement by and between Mad Catz, Inc., as Borrower, Mad Catz Interactive, Inc. and 1328158 Ontario Inc., as Guarantors and Credit Parties, Newstar Business Credit, LLC, as Administrative Agent and the Lenders From Time To Time Party Hereto, dated as of June 29, 2015 and Faunus Group International, Inc. as FGI and Mad Catz Europe Limited as the Client and the Company listed herein as Original Security Obligor Master Facilities Agreement (England & Wales) relating to US$10,000,000 Receivables Purchase and Inventory Facilities, dated July 1, 2015”, as well as all related agreements pertaining thereto. Company shall not sell, distribute, market or knowingly permit any third party to sell, distribute or market any Licensed Products which are damaged, defective, “seconds” or otherwise fail to meet the specifications quality or notice approval requirements contained hereunder and (n) Company shall be solely responsible for all costs and expenses related to the Licensed Products including, without limitation, design, development, production, manufacturing, packaging, third party clearances, duplication, marketing, distribution and sale of the Licensed Products. Company agrees and acknowledges that all inventory of the Licensed Products is at Company’s sole risk and expense.

9.3       By Harmonix.  Harmonix further represents, warrants and covenants to Company that the Harmonix Marks, in the form provided by Harmonix to Company hereunder and when used as permitted under this Agreement, do not infringe the rights of any third party under the laws of any nation within the Territory.

9.4       Disclaimer.  EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, ALL INFORMATION, PRODUCTS AND SERVICES PROVIDED BY ONE PARTY TO THE OTHER UNDER THIS AGREEMENT ARE PROVIDED WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES

OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10.       Indemnification; Limitation of Liability.

10.1     By Harmonix.  Harmonix agrees to defend and/or handle at its own cost and expense any claim or action against Company, its officers, directors, employees, representatives, and agents based upon or in connection with any action or claim by a third party arising out of (a) any actual or alleged breach of Harmonix’s representations, warranties and covenants contained in this Agreement, (b) Company’s use of the Harmonix Designs and Harmonix Marks solely in the form provided by Harmonix to Company hereunder and as specifically permitted under this Agreement and (c) Company’s distribution of the Licensed Software, but specifically excluding any such claim or action caused by or based upon (i) Company’s performance of its obligations under this Agreement, including without limitation the creation of the Licensed Hardware, (ii) the Company Intellectual Property or (iii) any unauthorized act or omission by Company or any of its employees, agents or representatives. Harmonix agrees to indemnify and hold Company harmless from and against any and all liabilities, losses, damages, costs and expenses (including reasonable attorneys’ fees) associated with any such third party claim or action. Harmonix shall have the right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise; provided, however, that (y) no settlement or compromise affecting the financial or legal obligations of Company shall be entered into or agreed to without Company’s prior approval and unless such settlement contains an unconditional release by the claimant or the plaintiff of Company, its officers, directors, employees, representatives and agents from all liability in respect of such claim or action and (z) Company has the right to participate, at its own expense, in the defense and/or settlement of any such claim or action in order to protect its own interests. Notwithstanding the foregoing, should the Licensed Software, the Harmonix Designs or Harmonix Marks or any part thereof become, or in Harmonix’s opinion, be likely to become, the subject of a claim of infringement, Harmonix may, at its option and expense, either procure for Company the right to continue using the applicable items or replace or modify the applicable items so as to make them non-infringing. If replacement or modification is not possible or is commercially unreasonable, without limiting any of its other rights or remedies under this Agreement, Harmonix may, in its sole discretion, terminate the rights granted to Company under this Agreement with respect to any element of the Licensed Products subject to such claim of infringement; provided, however, that in the event of such a termination of rights, Harmonix shall pay Company all applicable Termination Costs with respect to any applicable Licensed Products then remaining in Company’s inventory, the Parties acknowledging and agreeing that the payment of such Termination Costs

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

fairly represents liquidated damages for a termination of rights under the circumstances described in this sentence and shall not be deemed a penalty for the loss caused by such termination. Company further acknowledges and agrees that, other than with respect to Harmonix’s indemnification obligations as provided in this Section 10.1, the payment of the foregoing Termination Costs set forth Company’s sole and exclusive remedy in connection with a termination of rights as set forth in the preceding sentence.

10.2       By Company.  Company agrees to defend and/or handle at its own cost and expense any claim or action against Harmonix and its Affiliates and their respective officers, directors, employees, representatives and agents based upon or in connection with any action or claim by a third party arising out of (a) any actual or alleged breach of any of Company’s representations, warranties and covenants contained in this Agreement, (b) any defect (latent or patent) in the Licensed Products or (c) Company’s performance of its obligations under this Agreement, including without limitation (i) the creation of any modifications, alterations, amendments and derivative works of the Harmonix Designs, (ii) the Company Intellectual Property or (iii) any unauthorized act or omission by Company or any of its employees, agents or representatives. Company agrees to indemnify and hold Harmonix harmless from and against any and all liabilities, losses, damages, costs and expenses (including reasonable attorneys’ fees) associated with any such third party claim or action. Company shall have the right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise; provided, however, that (y) that no settlement or compromise affecting the financial or legal obligations of Harmonix shall be entered into or agreed to without Harmonix’s prior approval and unless such settlement contains an unconditional release by the claimant or the plaintiff of Harmonix, its officers, directors, employees, representatives and agents from all liability in respect of such claim or action and (z) Harmonix has the right to participate, at its own expense, in the defense and/or settlement of any such claim or action in order to protect its own interests.

10.3       Limitation of Liability.  EXCEPT FOR (A) ANY DAMAGES SUFFERED BY A THIRD PARTY AS A RESULT OF A THIRD PARTY CLAIM OR ACTION FOR WHICH EITHER PARTY HAS AN INDEMNIFICATION OBLIGATION TO THE OTHER AS SET FORTH IN SECTION 10.1 OR SECTION 10.2, AS APPLICABLE, (B) ANY DAMAGES RESULTING FROM ANY BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS SET FORTH IN ARTICLE 7 AND/OR (C) CLAIMS ARISING OUT OF A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFIT,

DAMAGE TO REPUTATION, LOST OPPORTUNITY DAMAGES, ETC., IN ANY MANNER IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION OR THE BASIS OF THE CLAIM OR WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.4       Joint and Several Liability.  Company and its Affiliates shall be jointly and severally liable to Harmonix for any and all obligations to and/or damages incurred by Harmonix in connection with this Agreement.

11.         Insurance.

Company shall obtain and maintain at its own cost and expense from a qualified insurance company licensed to do business in New York, separate polices for (a) Commercial General Liability Insurance, (b) standard Product Liability Insurance, both naming Harmonix as an additional insured, with respect to all Licensed Products manufactured hereunder, whether sold during the Term or thereafter. The Product Liability Insurance shall provide protection against any and all claims, demands and causes of action arising out of any defects or failure to perform, alleged or otherwise, of the Licensed Products or any material used in connection therewith or any use thereof during the Term and thereafter. The amount of coverage for each policy shall be [***] per occurrence. The policies shall provide for notice to Harmonix from the insurer in the event the coverage is terminated. If any of the policies are modified, cancelled or not renewed, Company shall provide notice to Harmonix of same within five business days of Company’s obtaining knowledge related to same. Company agrees to furnish Harmonix a Certificate of Insurance issued by the insurer(s) confirming all of the above prior to the final execution of this Agreement. In no event shall Company manufacture, distribute or sell the Licensed Products prior to receipt by Harmonix of such binding evidence of insurance.

12.         Miscellaneous.

12.1       No Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their permitted assigns, except that neither this Agreement nor either Party’s rights or obligations hereunder shall be assigned or transferred by either Party without the prior consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that (i) no consent shall be necessary from the other Party in the event of a Party’s assignment of any and/or all rights or obligations hereunder, to one or more Affiliates of such assigning Party and (ii) Harmonix’s failure to consent shall be automatically deemed reasonable with respect to [***] by Company to the [***] and their respective Affiliates. Any purported assignment without a required consent shall be void ab initio and of no force and effect.

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

12.2        Relationship; No Third Party Beneficiaries.  Each Party is an independent contractor and each Party’s personnel are not employees or agents of the other Party for federal, state or other tax purposes or any other purposes whatsoever. Personnel of one Party have no authority to make representations, commitments, bind or enter into contracts on behalf of or otherwise obligate the other Party in any manner whatsoever. Nothing in this Agreement shall be construed or deemed to constitute, create, give effect to or otherwise recognize a joint venture, partnership, business entity of any kind, nor constitute one Party an agent of the other Party. Except as otherwise set forth in Article 10, there are no third party beneficiaries, actual or intended, under this Agreement.

12.3        Excusable Delay.  In no event shall either Party be liable, one to the other, for any delay or failure in the performance of its obligations hereunder, arising out of or caused by circumstances outside such Party’s reasonable control and without such Party’s fault or negligence; provided, however, that if any such excusable failures or delays last, in the aggregate, for a period of [***] days or more, the other Party shall have the right to terminate this Agreement upon notice to the other.

12.4        Notices.  All notices and other communications required or permitted under this Agreement shall be in writing and delivered personally, mailed via certified mail, postage prepaid, or via a nationally recognized overnight courier, to the applicable Party at the addresses set forth below, unless, by notice, a Party changes or supplements the addressee and addresses for giving notice. All notices shall be deemed given on the date personally delivered or when placed in the mail as specified.

If to Harmonix:

Harmonix Music Systems, Inc.

Attention: Steve Janiak, CEO

40 Broad Street, Floor 7

Boston, MA 02109

Telephone:           (617) 491-6144

Email:    Steve.Janiak@harmonixmusic.com

With copies to:

Harmonix Music Systems, Inc.

Attention: Andrew Sung, General Counsel

40 Broad Street, Floor 7

Boston, MA 02109

Telephone:   (617) 491-6144

Email:    Andrew.Sung@harmonixmusic.com

If to Company:

Company: Mad Catz Interactive, Inc.

Attention: Darren Richardson

Address: 10680 Treena Street, Suite 500

San Diego, California 92131

Telephone:            (619) 683-5050

Telecopy:              (858)683-9839

Email:    drichardson@madcatz.com

With a copy to:

Company: Mad Catz, Inc.

Attention: Whitney E. Peterson

Address: 10680 Treena Street, Suite 500

San Diego, California 92131

Telephone:            (619) 885-5430

Telecopy:              (858)683-9839

Email:    wpeterson@madcatz.com

12.5        Publicity; Press Releases.  Promptly following the Effective Date, the Parties shall work in good faith to mutually agree on an initial press release, in compliance with public company disclosure requirements, which shall include specific references to the Licensed Software and the Licensed Products. Except as otherwise specifically provided herein, neither Party shall be entitled to use the name, service or trademarks, logos or otherwise identify or refer to the other Party in any press releases, publicity, marketing or promotional material without the prior, express approval of such other Party in each instance.

12.6        Governing Law, Interpretation and Counterparts.  This Agreement and all disputes, claims, actions, suits or other proceedings arising hereunder shall be governed by, and construed in accordance with, the substantive law of the State of New York applicable to contracts wholly made and to be performed within the State of New York. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one single agreement between the Parties.

12.7        Consents.  Except as specifically set forth in this Agreement, all consents, requests and approvals to be given by either Party under this Agreement shall (a) be in writing and (b) not be unreasonably withheld. Each Party shall make only reasonable requests under this Agreement.

12.8        Amendment, Waiver and Severability.  No amendment, modification, waiver or discharge of any provision of this Agreement shall be valid unless made in writing and signed by an authorized representative of the Party against enforcement is sought. No failure or delay by either Party to exercise any right or enforce any obligation shall impair or be construed as a waiver or on-going waiver of that or any or other right or power, unless made in writing by the Party making the waiver. If any provision of this Agreement

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

is held to be illegal, invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unimpaired and remain in full force and effect.

12.9      Survival.  All provisions of this Agreement shall terminate upon the expiration or termination of this Agreement, except for Sections 1, 2.3.2, 2.5, 2.6, 3.4, 4.2.1, 4.2.4, 4.2.5, 4.2.6, 4.2.7, 4.2.8, 4.4.1, 5, 6, 7, 8.5, 8.6, 9. 10. 11 and 12 and the Exhibits and Schedules referenced therein, each of which shall survive the cancellation, expiration or termination of this Agreement according to their respective terms and conditions.

12.10      Entire Agreement.  This Agreement, together with the Exhibits and Schedules hereto which are incorporated herein by this reference, constitutes the entire agreement between the Parties and supersedes any prior or inconsistent agreements, negotiations, representations and promises, written or oral with respect to the subject matter hereof (including without limitation the Binding Term Sheet).

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

HARMONIX MUSIC SYSTEMS, INC.		Company:	MAD CATZ INTERACTIVE, INC.

By:	/s/ STEVE JANIAK	By:	/s/ DARREN RICHARDSON

Name:	Steve Janiak	Name:	Darren Richardson
[Type or Print]

Title:	CEO	Title:	President & CEO

MAD CATZ, INC.

		By:	/s/ DARREN RICHARDSON

		Name:	Darren Richardson

		Title:	President & CEO

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

EXHIBIT A

TECHNICAL DESIGN SPECIFICATIONS AND STANDARDS

[***]

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

EXHIBIT B

APPROVAL OF MANUFACTURER

This AGREEMENT, dated as of                                  is made by and between Harmonix Music Systems, Inc., with offices at 40 Broad Street, 7th Floor, Boston, MA 02109 (“Harmonix”) and                                                               with offices at                                                                       (“Company”).

1.        APPROVAL GRANTED: Reference is made to that certain Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement (“License Agreement”) dated as of March 4, 2015 between Harmonix on the one hand and Mad Catz Interactive, Inc. and Mad Catz, Inc. on the other hand (“Licensee”) granting Licensee the right to manufacture:                                                                                                                    (hereinafter referred to as the “Licensed Articles”). Licensee has advised HARMONIX that Licensee desires to use the services of Company to manufacture the Licensed Articles. Subject to the terms and conditions hereof, HARMONIX hereby grants its approval of Company to act for Licensee as the manufacturer of the Licensed Articles.

2.         OBLIGATIONS OF COMPANY: Company hereby covenants and agrees that:

A.        Company shall only manufacture the Licensed Articles as and when directed by Licensee;

B.        Company shall manufacture the Licensed Articles in accordance with requirements imposed by Licensee including, without limitation, any requirements regarding (i) compliance with all laws, regulations and governmental rules applicable to the Licensed Articles and/or their manufacture and (ii) affixing notices such as copyright, trademark, patent or other proprietary notices to the Licensed Articles as may be designated by HARMONIX;

C.        Company shall not supply the Licensed Articles to any person, firm, corporation or business entity other than Licensee;

D.        Company shall look solely to Licensee for any sums due Company for the manufacture of Licensed Articles;

E.        Company shall acquire no proprietary rights of any kind or nature, including without limitation, copyright, patent, trademark or other intellectual property rights in the Licensed Articles, all such rights vesting solely and exclusively with HARMONIX;

F.        Company shall allow representatives of Harmonix the ability to inspect the manufacturing facilities used to manufacture the Licensed Articles with reasonable prior notice, during regular business hours; and

G.        Company shall provide Licensee and Harmonix any documentation reasonably required to confirm Company’s performance of its obligations hereunder.

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

By signing in the space provided below, the parties hereto have accepted and agreed to all of the terms and conditions hereof.

Harmonix Music Systems, Inc.

By:

Its:

ACCEPTED AND AGREED:

By:

Its:

By signing in the space provided below, Licensee represents that it has familiarized Company with the Terms and Conditions of the License Agreement as they apply to Company. In addition, Licensee acknowledges and agrees that the approval by HARMONIX of Company as a manufacturer in no way derogates from or relieves Licensee of any of its obligations under the License Agreement. Licensee affirms all representations made herein above by Company.

ACCEPTED AND AGREED:

By:

Its:

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

EXHIBIT C

APPROVAL PROCESS FOR LICENSED HARDWARE

A.        New Hardware Development

Phase 1 - Initial Development - Company to create detailed CAD and schematics of concept for each Licensed Hardware.

Development Deliverables

1.	Prototype Sample - A representative (SLA or equivalent) sample demonstrating form, fit and function as to how Company proposes to build the tooled materials and electronics.
2.	Updated specifications for each Licensed Hardware

Phase 2 - Tooling

Development Deliverables

3.	Tooled Part Sample
4.	Design Durability Test Plan
5.	Line Test Plan
6.	AQL Test Plan
7.	Harmonix to provide appropriate game assets to assist Company in the development of manufacturing peripheral test software

Phase 3 - Pre-Production

Development Deliverables

8.	Representative Samples (functional pre-production samples) – Quantity to be determined on a Project by Project basis.
9.	Golden Samples – Unless otherwise specified, Golden Samples are fully functional and cosmetically complete off tool sample. Solely upon satisfactory testing and evaluation of the Representative Samples, Harmonix shall provide Company with notice of approval. Upon receipt of such notice, Company shall provide two signed Golden Samples of each Licensed Product compatible with each of the Approved Consoles.
10.	Regulatory Approval Documentation
11.	First Party Concept Approval Documentation. Company agrees not to distribute without First Party production Approval Documentation.

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

EXHIBIT D

CUSTOMER SUPPORT PROCEDURES

The following customer support statement shall be included by Company with all Licensed Products:

It is Company’s goal to provide excellent customer support to all its customers. Company shall provide software warranty services and customer support that meet generally accepted marketing standards established by top tier publishers. To achieve this goal, Company has established customer support centers for North American and European customers with respect to Licensed Software, Licensed Hardware and Bundles. Customer support in other regions is handled by Company’s long-standing distributors who handle customer support for all of Company’s products as well as for other brands in their portfolios.

North America

Company’s North American customer support center is located in Redlands, CA. Currently, Company employs 7 full time customer support technicians that are trained to answer customer questions, resolve customer issues, and perform limited repairs for all of Company products.

Company employs a tech support data base that logs customer registrations, stores customer complaints or positive feedback, generates Return Merchandise Authorization numbers, allows customer support to track warranty products and allows Company to run reports to identify recurring or common product issues.

Customers can find customer contact information in their user guides and on the Company website under the customer warranty tab. Company employs a toll free number for calls within the United States and a toll number for calls outside the United States. Company also has a customer email address at techsupport@madcatz.com.

All warranty products are stored at Company’s 60,000 square foot Distribution Center (“DC”) located in Redlands, California. Company employs an automated shipping warranty system. Once the customer support technician approves the warranty action in Redlands in accord with the appropriate warranty and inputs it into the system, shipping personnel in the DC receive notice of the action and ship the warranty product to the desired location, usually the same day.

EMEA

Company operates direct sales offices in the UK, France, Germany, Spain and Sweden and also employs sales people to cover the rest of world in Germany and Hong Kong. In addition, where necessary and appropriate, Company uses distributors.

Company employs an outsourced multi-lingual tech support centre in Romania, managed in the UK, covering English, French, Italian, German and Spanish languages. Company employs a global tech support data base that logs customer registrations, stores customer complaints or positive feedback, generates Return Merchandise Authorization numbers, allows customer support to track warranty products and allows Company to run reports to identify recurring or common product issues.

If customers desire to contact customer support in Europe, they can find such contact information in their user guides and on the Company website under the customer warranty tab. Current European tech support contact details can be found on www.madcatz.com.

Once an RMA is raised by Company tech support staff the warranty products are shipped out of our 3PL warehouses in the UK or Germany, dependent on the territory. This usually takes place within 24 hours but no more than 2 days.

Company shall provide Harmonix periodic reports of customer support tickets at all times Company is providing customer support for the Licensed Products.

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

EXHIBIT E

REPAIRS AND DEFECTIVE RETURNS PROCEDURES

The following warranty statement shall be included by Company with all Licensed Products:

North America

90-day LIMITED WARRANTY (North America)

Company warrants this product to be free from defects in materials and workmanship for the warranty period. This non-transferable, ninety (90) day limited warranty is only to you, the first end-user purchaser. If a defect covered by this warranty occurs AND you have registered your product with Company AND you provide proof of purchase, Company, at its option, will repair or replace the product at no charge.

The Company ninety (90) day limited warranty is available to its North American customers. Your sole and exclusive remedy is repair or replacement of your Company product. In no event shall Company liability exceed the original purchase price of the product. This warranty does not apply to: (a) normal wear and tear or abusive use; (b) industrial, professional or commercial use; (c) if the product has been tampered with or modified.

Europe

2-year LIMITED WARRANTY

Company warrants this product to be free from defects in materials and workmanship for the warranty period. This non-transferable, two (2) year limited warranty is only to you, the first end-user purchaser. If a defect covered by this warranty occurs AND you have registered your product with Company AND you provide proof of purchase, Company, at its option, will repair or replace the product at no charge.

The Company two (2) year limited warranty is available to European customers. Your sole and exclusive remedy is repair or replacement of your Company product. In no event shall Company liability exceed the original purchase price of the product. This warranty does not apply to: (a) normal wear and tear or abusive use; (b) industrial, professional or commercial use; (c) if the product has been tampered with or modified.

For other portions of the Territory, Company shall provide an appropriate warranty statement to Harmonix for review and approval.

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

EXHIBIT F

SAMPLE ROYALTY REPORT

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

SCHEDULE 1

HARMONIX MARKS

Harmonix, in its sole discretion, may update this Schedule 1 at any time, upon notice to Company. Company shall use a TM as directed and approved by Harmonix for the applicable region of the Territory and comply with other usage guidelines as Harmonix may provide from time to time.

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement

SCHEDULE 2

MAD CATZ MARKS

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.

SCHEDULE 3

LICENSED HARDWARE

•	Wireless Fender™ Stratocaster™ Guitar Controller for Xbox One™

•	Wireless Fender™ Stratocaster™ Guitar Controller for PlayStation®4

•	Wireless Drum Kit for Xbox One™

•	Wireless Drum Kit for PlayStation®4

•	USB Microphone

•	Legacy Game Controller Adapter™ for Xbox One™

•	Pro-Cymbals Expansion Kit

Certain information indicated by [***] has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under rule 24b-2.